EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement (No. 33-75305) of Washington Homes, Inc. on Form S-8 of our report dated September 6, 2000, appearing in this Annual Report on Form 10-K of Washington Homes, Inc. for the year ended July 31, 2000.






DELOITTE & TOUCHE LLP


McLean, Virginia
October 10, 2000